EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Reports Record Q4 Revenue and Profitability, Exceeding Increased Outlook Ranges

LIVERMORE, Calif. — February 5, 2020 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2019 ended December 28, 2019. Quarterly revenues were $178.6 million, up 27.0% from $140.6 million in the third quarter of fiscal 2019 and up 26.8% from $140.9 million in the fourth quarter of fiscal 2018. For fiscal 2019, FormFactor posted revenues of $589.5 million, up 11.3% from $529.7 million in fiscal 2018.

•	Benefitted from accelerated demand for Foundry & Logic probe cards, layered upon steady demand for other products

•	Captured incremental demand by quickly and efficiently adding capacity

•	Delivered record quarterly revenue, non-GAAP EPS and Free Cash Flow

"FormFactor’s strong fourth quarter performance closed an exceptional year, again demonstrating the benefits of our broadly diversified leadership positions in semiconductor test and measurement," said Mike Slessor, CEO of FormFactor, Inc. "We delivered exceptional results by executing effectively to capitalize on strong customer demand."

Fourth Quarter Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2019 was $18.6 million, or $0.24 per fully-diluted share, compared to net income for the third quarter of fiscal 2019 of $8.3 million or $0.11 per fully-diluted share, and net income for the fourth quarter of fiscal 2018 of $85.1 million, or $1.13 per fully-diluted share. Net income for fiscal 2019 was $39.3 million, or $0.51 per fully-diluted share, compared to net income of $104.0 million, or $1.38, per fully-diluted share. GAAP net income for the fourth quarter of fiscal 2018 and fiscal 2018 included a release of $75.8 million dollars of the valuation allowance which was previously recorded against the majority of our deferred tax assets. On a GAAP basis, gross margin for the fourth quarter of fiscal 2019 was 41.6%, compared with 39.3% in the third quarter of fiscal 2019, and 39.8% in the fourth quarter of fiscal 2018. Gross margin for fiscal 2019 was 40.3%, compared to 39.7% for fiscal 2018.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2019 was $32.0 million, or $0.41 per fully-diluted share, compared to net income for the third quarter of fiscal 2019 of $17.3 million, or $0.22 per fully-diluted share, and net income for the fourth quarter of fiscal 2018 of $23.4 million, or $0.31 per fully-diluted share. Net income for fiscal 2019 was $80.6 million, or $1.04 per fully-diluted share, compared to net income of $76.1 million, or $1.01 per fully-diluted share for fiscal 2018. On a non-GAAP basis, gross margin for the fourth quarter of fiscal 2019 was 45.7%, compared with 43.5% in the third quarter of fiscal 2019, and 44.1% in the fourth quarter of fiscal 2018. Gross margin for fiscal 2019 was 44.5%, compared to 44.3% for fiscal 2018.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Free cash flow for the fourth quarter of fiscal 2019 was $31.6 million, compared to free cash flow for the third quarter of fiscal 2019 of $25.6 million, and free cash flow for the fourth quarter of fiscal 2018 of $15.8 million. Free cash flow for fiscal 2019 and fiscal 2018 was $101.8 million and $51.9 million, respectively. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “midway through the first quarter, we continue to benefit from strong demand for Foundry & Logic probe cards, which will use the capacity we added in the fourth quarter, albeit at moderately lower levels."

For the first quarter ending on March 28, 2020, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$160 million to $172 million	—	$160 million to $172 million
Gross Margin	39% to 42%	$7 million	43% to 46%
Net income per diluted share	$0.11 to $0.19	$0.16	$0.27 to $0.35

*This outlook assumes consistent foreign currency rates.
**Reconciling items are amortization of intangibles, stock-based compensation, restructuring charges, and acquisition related expenses.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 12, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 9678277. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 28, 2019 and for outlook provided before, as well as for the comparable periods of fiscal 2018, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; events affecting global and regional economic stability such as Brexit, epidemics (such as the current 2019-nCoV), military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenues	$178,629	$140,887	$589,464	$529,675
Cost of revenues	104,324	84,865	351,968	319,336
Gross profit	74,305	56,022	237,496	210,339
Operating expenses:
Research and development	21,606	18,398	81,499	74,976
Selling, general and administrative	28,981	25,828	106,335	99,254
Total operating expenses	50,587	44,226	187,834	174,230
Operating income	23,718	11,796	49,662	36,109
Interest income	726	404	2,714	1,356
Interest expense	(376)	(660)	(1,915)	(3,314)
Other income (expense), net	379	117	602	(224)
Income before income taxes	24,447	11,657	51,063	33,927
Provision (benefit) for income taxes	5,811	(73,443)	11,717	(70,109)
Net income	$18,636	$85,100	$39,346	$104,036
Net income per share:
Basic	$0.25	$1.15	$0.52	$1.42
Diluted	$0.24	$1.13	$0.51	$1.38
Weighted-average number of shares used in per share calculations:
Basic	75,731	74,108	74,994	73,482
Diluted	78,055	75,416	77,286	75,182

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
GAAP Gross Profit	$74,305	$56,022	$237,496	$210,339
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	6,364	5,112	20,501	20,530
Stock-based compensation	1,024	960	4,055	3,525
Restructuring charges	—	—	258	—
Non-GAAP Gross Profit	$81,693	$62,094	$262,310	$234,394

GAAP Gross Margin	41.6%	39.8%	40.3%	39.7%
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	3.5%	3.6%	3.5%	3.9%
Stock-based compensation	0.6%	0.7%	0.7%	0.7%
Restructuring charges	—%	—%	—%	—%
Non-GAAP Gross Margin	45.7%	44.1%	44.5%	44.3%

GAAP operating expenses	$50,587	$44,226	$187,834	$174,230
Adjustments:
Amortization of intangibles	(1,525)	(2,385)	(7,636)	(8,843)
Stock-based compensation	(5,064)	(4,446)	(19,121)	(14,302)
Restructuring charges	(24)	(160)	(223)	(160)
Acquisition related expenses	(213)	—	(460)	—
Non-GAAP operating expenses	$43,761	$37,235	$160,394	$150,925

GAAP operating income	$23,718	$11,796	$49,662	$36,109
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	7,889	7,497	28,137	29,373
Stock-based compensation	6,088	5,406	23,176	17,827
Restructuring charges	24	160	481	160
Acquisition related expenses	213	—	460	—
Non-GAAP operating income	$37,932	$24,859	$101,916	$83,469

GAAP net income	$18,636	$85,100	$39,346	$104,036
Adjustments:
Amortization of intangibles and inventory fair value adjustment due to acquisition	7,889	7,497	28,137	29,373
Stock-based compensation	6,088	5,406	23,176	17,827
Restructuring charges	24	160	481	160
Acquisition related expenses	213	—	460	—
Income tax valuation allowance release	—	(75,803)	—	(75,803)
Income tax effect of non-GAAP adjustments	(893)	1,088	(11,030)	555
Non-GAAP net income	$31,957	$23,448	$80,570	$76,148

Non-GAAP net income per share:
Basic	$0.42	$0.32	$1.07	$1.04
Diluted	$0.41	$0.31	$1.04	$1.01

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	December 28, 2019	—	December 29, 2018
Cash flows from operating activities:
Net income	$39,346		$104,036
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,185		14,314
Amortization	27,672		29,373
Stock-based compensation expense	23,176		17,827
Provision for excess and obsolete inventories	10,421		10,479
Other activity impacting operating cash flows	3,248		(107,329)
Net cash provided by operating activities	121,048		68,700
Cash flows from investing activities:
Acquisition of property, plant and equipment	(20,847)		(19,869)
Purchases of marketable securities, net	(25,113)		(1,543)
Acquisition of FRT GmbH, net of cash acquired	(20,524)		—
Other activity impacting investing cash flows	132		117
Net cash used in investing activities	(66,352)		(21,295)
Cash flows from financing activities:
Proceeds from issuances of common stock	8,094		7,712
Tax withholdings related to net share settlements of equity awards	(8,026)		(5,791)
Proceeds from term loan	23,354		—
Principal repayments on term loan	(30,000)		(41,250)
Net cash used in financing activities	(6,578)		(39,329)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(727)		(256)
Net increase in cash, cash equivalents and restricted cash	47,391		7,820
Cash, cash equivalents and restricted cash, beginning of period	100,546		92,726
Cash, cash equivalents and restricted cash, end of period	$147,937		$100,546

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		—	Fiscal Year Ended
	December 28, 2019	December 29, 2018		December 28, 2019	December 29, 2018
Net cash provided by operating activities	$37,670	$22,562		$121,048	$68,700
Adjustments:
Acquisition-related payments in working capital	213	—		213	—
Cash paid for interest	277	814		1,405	3,113
Capital expenditures	(6,605)	(7,543)		(20,847)	(19,869)
	(6,115)	(6,729)		(19,229)	(16,756)
Free cash flow	$31,555	$15,833		$101,819	$51,944

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

	December 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$144,545	$98,472
Marketable securities	76,327	50,531
Accounts receivable, net	97,868	95,333
Inventories, net	83,258	77,706
Restricted cash	1,981	849
Prepaid expenses and other current assets	15,064	14,929
Total current assets	419,043	337,820
Restricted cash	1,411	1,225
Operating lease, right-of-use-assets	31,420	—
Property, plant and equipment, net	58,747	54,054
Goodwill	199,196	189,214
Intangibles, net	57,610	67,640
Deferred tax assets	71,252	77,301
Other assets	1,203	968
Total assets	$839,882	$728,222

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,914	$40,006
Accrued liabilities	36,439	27,731
Current portion of term loans, net of unamortized issuance cost of $29 and $160	42,846	29,840
Deferred revenue	9,810	4,941
Operating lease liabilities	6,551	—
Total current liabilities	136,560	102,518
Term loan, less current portion, net of unamortized issuance cost of $0 and $29	15,639	34,971
Deferred tax liabilities	6,986	2,355
Long-term operating lease liabilities	29,088	—
Other liabilities	10,612	8,214
Total liabilities	198,885	148,058

Stockholders' equity:
Preferred stock, $0.001 par value:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value:
250,000,000 shares authorized; 75,764,990 and 74,139,712 shares issued and outstanding	76	74
Additional paid-in capital	885,821	862,897
Accumulated other comprehensive income (loss)	(659)	780
Accumulated deficit	(244,241)	(283,587)
Total stockholders' equity	640,997	580,164
Total liabilities and stockholders' equity	$839,882	$728,222

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, by adjusting GAAP net income, GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations" and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F